UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

Amendment No. 1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

 (Former Name or Former Address, if Changed Since Last Report)

Item 2.02 –  Results of Operations and Financial Condition.

         The financial metric table in Aptimus, Inc.‘s November 3, 2005 third quarter 2005 earnings press release contains certain typographical errors. First, the press release lists Q3 2005 Core placement revenue per impression (RPM) as $229.45. The correct Core placement RPM for the three months ended September 30, 2005 is $247.61. Also, the press releases states revenue from Email and Other placements for the period ended September 30, 2004 as $597,000 and 13.5% of revenue. The correct figures are $679,000 and 15.3%. All other financial metrics are correct as presented in the original press release.

The corrected financial table is reflected below.

Key Financial Business Metrics

	Three months ending
(Revenue & Pg. impressions in thousands)	9/30/2005	6/30/2005	9/30/2004

Core placement RPM	$ 247.61	$ 263.58	$ 410.06
Core placement page impressions	12,014	12,066	7,009

Revenue from Core placements	$ 2,975	$ 3,180	$ 2,874

% of revenue from Core placements	76.7%	70.9%	64.7%
Other placement RPM	$ 15.06	$ 18.79	$ 24.57
Other placement page impressions	39,596	39,472	36,136

Revenue from Other placements	$ 597	$ 742	$ 888

% of revenue from Other placements	15.4%	16.6%	20.0%
Revenue from Email & Other	$ 307	$ 561	$ 679

% of revenue from Email and
Other placements	7.9%	12.5%	15.3%

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: November 4, 2005	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary